SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                   -------------------------------------------

                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                 August 5, 1996

                            THERMOSPECTRA CORPORATION
             (Exact name of Registrant as specified in its charter)


    Delaware                        1-13876                        04-3242970
    (State or other               (Commission                (I.R.S. Employer
    jurisdiction of               File Number)         Identification Number)
    incorporation or
    organization)


    81 Wyman Street, P.O. Box 9046
    Waltham, Massachusetts                                         02254-9046
    (Address of principal executive offices)                       (Zip Code)

                                                               (617) 622-1000
                                               (Registrant's telephone number
                                                         including area code)
PAGE

                                                                   FORM 8-K/A


    Item 2. Acquisition or Disposition of Assets

         On August 5, 1996, ThermoSpectra Corporation (the "Company") acquired substantially all of the assets (the "Assets") of NK Instruments Inc. ("NK"), a wholly owned subsidiary of the Company's parent, Thermo Instrument Systems Inc. ("THI"), for $21,527,000 in cash (the "Purchase Price"). The Assets consist of the businesses of Kevex, Inc., a manufacturer of X-ray microanalyzers and X-ray microfluorescence instruments based in Valencia, California and Kevex X-Ray, Inc., a manufacturer of microfocus X-ray tubes based in Scotts Valley, California (together, the "Kevex Businesses"). The Kevex Businesses were acquired by THI on March 29, 1996, as part of its purchase of substantially all of the businesses comprising the Scientific Instruments Division of Fisons, plc ("Fisons"), a wholly owned subsidiary of Rhone-Poulenc Rorer, Inc.

         The Purchase Price represents the sum of (i) the net book value of the Kevex Businesses at March 29, 1996, and (ii) the portion of the total goodwill associated with THI's acquisition of the Fisons businesses equal to the sales of the Kevex Businesses for the 1994 and 1995 fiscal years relative to the total sales of the Fisons businesses acquired for such years.

         The acquisition was made pursuant to an Asset Purchase Agreement dated as of August 5, 1996 (the "Agreement"), among Kevex Instruments Inc., a wholly owned subsidiary of the Company, NK and THI. Under the terms of the Agreement, the Purchase Price is subject to a post-closing adjustment based on a post-closing adjustment to be negotiated between THI and Fisons. In order to fund part of this acquisition, the Company borrowed $15,000,000 from Thermo Electron Corporation pursuant to a promissory note due 1998 and bearing interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. The remainder of the Purchase Price was funded from cash on hand.

         The Company has no present intention to use the Assets for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review the Kevex Businesses and their assets, corporate structure, capitalization, operations, properties, policies, management and personnel and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such business.







                                        2PAGE

                                                                   FORM 8-K/A


    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

            (a) Financial Statements of Business Acquired

                Attached hereto.
































                                        3PAGE

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

    To Kevex Inc.:

         We have audited the accompanying consolidated balance sheet of Kevex Inc. and subsidiary as of December 31, 1995, and the related consolidated statements of operations, cash flows, and equity for the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kevex Inc. and subsidiary as of December 31, 1995 and the results of their operations and their cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                               Arthur Andersen LLP



    Boston, Massachusetts
    June 14, 1996 (except with respect to
    the matter discussed in Note 7, as
    to which the date is August 5, 1996)











                                        1PAGE

                                   KEVEX INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (In thousands)


                                                                Period from
                                                                 January 1,
                                                 Three Months       1996
                                                    Ended         through
                                                   March 31,      March 29,
                                        1995         1995           1996
                                     ---------    ---------      ---------
                                                        (Unaudited)

    Revenues (Note 5)                 $28,989      $ 7,009        $ 6,219
                                      -------      -------        -------

    Costs and Operating Expenses:
      Cost of revenues                 19,083        5,081          5,200
      Selling, general and
        administrative expenses         8,354        2,092          2,854
      Research and development
        expenses                        2,918          784            838
                                      -------      -------        -------
                                       30,355        7,957          8,892
                                      -------      -------        -------

    Loss Before Income Tax Benefit     (1,366)        (948)        (2,673)
    Income Tax Benefit (Note 3)             -            -              -
                                      -------      -------        -------
    Net Loss                          $(1,366)     $  (948)       $(2,673)
                                      =======      =======        =======


    The accompanying notes are an integral part of these consolidated financial statements.











                                        2PAGE

                                   KEVEX INC.

                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)


                                                                  March 29,
                                                       1995         1996
                                                    ----------   -----------
                                                                 (Unaudited)
    Assets
    Current Assets:
     Cash and cash equivalents                       $  1,127     $    844
     Accounts receivable, less allowances
        of $481 and $597                                6,817        5,826
     Inventories                                        5,419        4,835
     Other current assets                                 227          234
                                                     --------     --------
                                                       13,590       11,739
                                                     --------     --------

    Property, Plant and Equipment, at Cost, Net         7,006        7,009
                                                     --------     --------

    Cost in Excess of Net Assets of Acquired
      Company                                           2,467        2,449
                                                     --------     --------
                                                     $ 23,063     $ 21,197
                                                     ========     ========

    Liabilities and Equity
    Current Liabilities:
     Accounts payable                                $  1,303     $  1,444
     Accrued payroll and employee benefits                945        1,230
     Accrued installation and warranty expenses           645          728
     Deferred revenue                                   1,381        1,748
     Other accrued expenses                             1,158          915
                                                     --------     --------
                                                        5,432        6,065
                                                     --------     --------
    Commitments (Note 4)

    Equity:
      Common stock, $.10 par value, 1,000 shares
        authorized; 1,000 shares issued                     -            -
     Capital in excess of par value                    41,427       41,427
     Accumulated deficit                              (23,796)     (26,295)
                                                     --------     --------
                                                       17,631       15,132
                                                     --------     --------
                                                     $ 23,063     $ 21,197
                                                     ========     ========

    The accompanying notes are an integral part of these consolidated financial statements.
                                        3PAGE

                                   KEVEX INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)
                                                                Period from
                                                                 January 1,
                                                 Three Months       1996
                                                    Ended         through
                                                   March 31,      March 29,
                                        1995         1995           1996
                                     ---------    ---------      ---------
                                                        (Unaudited)
    Operating Activities:
      Net loss                        $(1,366)     $  (948)       $(2,673)
      Adjustments to reconcile net
        loss to net cash used in
        operating activities:
        Depreciation and amortization   1,080          295            280
        Loss on disposal of property,
          plant and equipment             124           10            114
        Provision for losses on
          accounts receivable             289            -            119
        Changes in current accounts:
          Accounts receivable          (1,992)      (1,890)           872
          Inventories                     (64)      (1,018)           584
          Other current assets            (64)        (259)            (7)
          Accounts payable               (811)          71             97
          Other current liabilities     1,226        1,559            536
                                      -------      -------        -------
            Net cash used in
              operating activities     (1,578)      (2,180)           (78)
                                      -------      -------        -------
    Investing Activities:
      Purchases of property, plant
        and equipment                  (1,084)        (263)          (379)
      Other                                28            -              -
                                      -------      -------        -------
            Net cash used in
              investing activities     (1,056)        (263)          (379)
                                      -------      -------        -------
    Financing Activities:
      Net transfer from parent
        company                         3,212        1,894            174
                                      -------      -------        -------
            Net cash provided by
              financing activities      3,212        1,894            174
                                      -------      -------        -------
    Increase (Decrease) in Cash and
      Cash Equivalents                    578         (549)          (283)
    Cash and Cash Equivalents at
      Beginning of Period                 549          549          1,127
                                      -------      -------        -------
    Cash and Cash Equivalents at
      End of Period                   $ 1,127      $     -        $   844
                                      =======      =======        =======

    The accompanying notes are an integral part of these consolidated financial statements.
                                        4PAGE

                                   KEVEX INC.

                        CONSOLIDATED STATEMENT OF EQUITY
                                 (In thousands)


                                          Common   Capital in
                                     Stock, $.10    Excess of  Accumulated
                                       Par Value    Par Value      Deficit
                                     -----------   ----------  -----------

    Balance December 31, 1994           $      -    $ 41,427     $(25,642)

    Net loss                                   -           -       (1,366)
    Net transfer from parent company           -           -        3,212
                                        --------    --------     --------

    Balance December 31, 1995                  -      41,427      (23,796)
                                                     (Unaudited)
    Net loss                                   -           -       (2,673)
    Net transfer from parent company           -           -          174
                                        --------    --------     --------

    Balance March 29, 1996              $      -    $ 41,427     $(26,295)
                                        ========    ========     ========


    The accompanying notes are an integral part of these consolidated financial statements.

















                                        5PAGE

    Kevex Inc.
    Notes To Consolidated Financial Statements


    1.   Nature of Operations and Summary of Significant Accounting Policies

    Nature of Operations

         The accompanying financial statements include the accounts of Kevex, Inc. (the Company), and subsidiary (Kevex X-Ray). The Company develops, manufactures, and markets X-ray microanalyzers, X-ray microfluorescence instruments, and microfocus X-ray tubes. The Company was a wholly owned subsidiary of Fisons plc (Fisons) through March 29, 1996.

    Principles of Consolidation

         The accompanying financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany accounts and transactions have been eliminated.

    Revenue Recognition

         The Company recognizes product revenue upon shipment. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. Deferred revenue in the accompanying balance sheet consists of unearned revenue on service contracts which is recognized as revenue over the life of the service contract. Substantially all of the deferred revenue included in the accompanying 1995 balance sheet will be recognized within one year.

    Software Development Costs

         In accordance with Statement of Financial Accounting Standards
    (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," software development costs are expensed as incurred until technological feasibility has been established. The Company believes that under its current process for developing software, the software is essentially completed concurrently with the establishment of technological feasibility. Accordingly, no software development costs have been capitalized.

    Income Taxes

         The Company's operations are included in groups that file consolidated or combined income tax returns with other Fisons operations. Fisons' intercompany tax allocation policy is for each division to calculate income tax expense on a separate return basis.

         In accordance with SFAS No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based upon the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected on the tax returns.

                                        6PAGE

    Kevex Inc.
    Notes To Consolidated Financial Statements

    Cash and Cash Equivalents

         Securities with an original maturity of three months or less are classified as cash equivalents. Cash equivalents are carried at cost, which approximates market value.

    Inventories

         Inventories are stated at the lower of cost (on a first-in, first-out basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:

                                               December 31,     March 29,
    (In thousands)                                     1995          1996
    ---------------------------------------------------------------------
                                                               (Unaudited)
    Raw materials and supplies                      $ 3,506       $ 3,269
    Work in process                                   1,828         1,120
    Finished goods                                       85           446
                                                    -------       -------
                                                    $ 5,419       $ 4,835
                                                    =======       =======

    Property, Plant and Equipment

         The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation using the straight-line method over the estimated useful lives of the property as follows: buildings, 20 to 40 years; machinery and equipment, 3 to 10 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset. Property, plant and equipment consist of the following:

                                               December 31,     March 29,
    (In thousands)                                     1995          1996
    ---------------------------------------------------------------------
                                                               (Unaudited)
    Land                                            $ 1,295       $ 1,295
    Buildings                                         3,992         4,467
    Machinery and equipment                           6,383         5,765
                                                    -------       -------
                                                     11,670        11,527
    Less: Accumulated depreciation                    4,664         4,518
                                                    -------       -------
                                                    $ 7,006       $ 7,009
                                                    =======       =======

    Cost in Excess of Net Assets of Acquired Company

         The excess of cost over the fair value of net assets of acquired company is amortized using the straight-line method over 40 years. Accumulated amortization was $352,000 at year-end 1995.


                                        7PAGE

    Kevex Inc.
    Notes To Consolidated Financial Statements

    Fair Value of Financial Instruments

         The Company's financial instruments consist mainly of cash and cash equivalents, receivables, accounts payable and accrued expenses. The carrying amounts of the Company's cash and cash equivalents, receivables, accounts payable and accrued expenses approximate their fair value due to the short-term nature of these instruments.

    Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Interim Financial Statements

         The financial statements as of March 29, 1996 and for the three-month period ended March 31, 1995 and for the period from January 1, 1996 through March 29, 1996, are not audited but, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of results for these interim periods. The results for the period from January 1, 1996 through March 29, 1996 are not necessarily indicative of the results to be expected for the entire year.

    2.   Employee Benefit Plans

         Substantially all of the Company's full-time employees are eligible to participate in a 401(k) savings plan sponsored by Fisons. Contributions to the 401(k) savings plan are made by both the employee and the Company. Company contributions are based upon the level of employee contributions. For this plan, the Company contributed and charged to expense $218,000 in 1995.

    3.   Income Taxes

         No benefit for income taxes is reflected in the Company's financial statements because of valuation allowances required on a separate company basis.

         The benefit for income taxes differs from the benefit calculated by applying the statutory federal income tax rate of 34% to loss before provision for income taxes due to the following:

    (In thousands)                                                   1995
    ---------------------------------------------------------------------
    Income tax benefit at statutory rate                            $(464)
    Valuation allowance increase                                      464
                                                                    -----
                                                                    $   -
                                                                    =====
                                        8PAGE

    Kevex Inc.
    Notes To Consolidated Financial Statements

         The components of prepaid income taxes in the accompanying 1995 balance sheet consist of the following:

    (In thousands)                                                     1995
    ------------------------------------------------------------------------
    Prepaid income taxes:
      Reserves and accruals                                         $   214
      Inventory basis difference                                      1,222
      Accrued compensation                                              284
      Allowance for doubtful
        accounts                                                        188
      Depreciation                                                     (521)
      Loss carryforward                                               7,864
      Other                                                             145
                                                                    -------
                                                                      9,396
      Less: valuation allowance                                      (9,396)
                                                                    -------
                                                                    $     -
                                                                    =======

         Due to cumulative losses, a valuation allowance has been established to reserve for the uncertainty of the realizability of the net deferred tax assets. As of December 31, 1995 the Company had federal net operating loss carryforwards of approximately $20 million which expire through 2010.

    4.   Commitments

         The Company leases portions of its office and operating facilities under various operating lease arrangements. The accompanying statement of operations includes expenses from operating leases of $428,000 in 1995. Future minimum payments due under noncancelable operating leases at December 31, 1995, are $437,000 in 1996; $437,000 in 1997; and $358,000
    in 1998. Total future minimum lease payments are $1,232,000.



                                        9PAGE

    Kevex Inc.
    Notes To Consolidated Financial Statements

    5.   Segment Data and Export Sales

         The Company's business consists of X-ray microanalysis and microfluorescence instruments and microfocus X-ray tubes.

                                                                    1995
                                                               -------------
                                                               (In thousands)
    Revenues:
     Microanalysis and Microfluorescence Instruments              $22,836
     Microfocus X-ray Tubes                                         7,166
     Intersegment Sales Elimination                                (1,013)
                                                                  -------
                                                                  $28,989
                                                                  =======

    Income (Loss) Before Income Taxes:
     Microanalysis and Microfluorescence Instruments              $(2,339)
     Microfocus X-ray Tubes                                           973
                                                                  -------
                                                                  $(1,366)
                                                                  =======

    Identifiable Assets:
     Microanalysis and Microfluorescence Instruments              $16,793
     Microfocus X-ray Tubes                                         6,270
                                                                  -------
                                                                  $23,063
                                                                  =======

    Depreciation and Amortization:
     Microanalysis and Microflourescence Instruments              $   809
     Microfocus X-ray Tubes                                           271
                                                                  -------
                                                                  $ 1,080
                                                                  =======

    Capital Expenditures:
     Microanalysis and Microfluorescence Instruments              $   701
     Microfocus X-ray Tubes                                           383
                                                                  -------
                                                                  $ 1,084
                                                                  =======

    Export Revenues (a):
     Japan                                                        $ 3,415
     Other                                                          2,882
                                                                  -------
                                                                  $ 6,297
                                                                  =======

    (a)In general, export sales are denominated in U.S. dollars.

                                       10PAGE

    Kevex Inc.
    Notes To Consolidated Financial Statements

    7.   Subsequent Event

         On March 29, 1996, Thermo Instrument Systems Inc. (Thermo Instrument) acquired a substantial portion of the businesses (including the Company) comprising the Scientific Instrument Division of Fisons, a wholly owned subsidiary of Rhone-Poulenc Rorer, Inc. Pursuant to an agreement executed on August 5, 1996, ThermoSpectra Corporation, a majority-owned subsidiary of Thermo Instrument, acquired the Company from Thermo Instrument for $21.5 million, subject to a post-closing adjustment.






























                                       11PAGE

                                                                   FORM 8-K/A


    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

            (b) Pro Forma Combined Condensed Financial Information

         The following unaudited pro forma combined condensed financial statements set forth the results of operations for the year ended December 30, 1995 and for the six months ended June 29, 1996, as if the acquisition of the Kevex Businesses by the Company had occurred at the beginning of fiscal 1995 and assuming there are no post-closing purchase price adjustments. A pro forma combined condensed balance sheet at June 29, 1996 has not been provided since the Kevex Businesses have been reflected in the June 29, 1996 balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1996 filed with the Securities and Exchange Commission. As a result of the Kevex Businesses and the Company being under the common majority control of Thermo Instrument from March 29, 1996, the date the Kevex Businesses were acquired by Thermo Instrument, the operating results of the Kevex Businesses have been included in the Company's results of operations from March 29, 1996, in a manner similar to a pooling of interests.

         The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of the Kevex Businesses been consummated at the beginning of fiscal 1995. The financial statements filed under part (a) of this item should be read in conjunction with these pro forma combined condensed financial statements.













                                        4PAGE

                                                                   FORM 8-K/A
                            THERMOSPECTRA CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          Year Ended December 30, 1995
                                   (Unaudited)


                                   Historical               Pro Forma
                            ------------------------  ----------------------
                            ThermoSpectra    Kevex    Adjustments   Combined
                            -------------   --------  -----------   --------
                                (In thousands except per share amounts)

    Revenues                  $ 91,714      $ 28,989    $ (1,275)   $119,428
                              --------      --------    --------    --------

    Costs and Expenses:
      Cost of revenues          46,384        19,083      (1,215)     64,252
      Selling, general and
        administrative
        expenses                28,501         8,354         517      37,372
      Research and development
        expenses                 9,036         2,918           -      11,954
                              --------      --------    --------    --------

                                83,921        30,355        (698)    113,578
                              --------      --------    --------    --------

    Operating Income (Loss)      7,793        (1,366)       (577)      5,850

    Interest Income                820             -        (410)        410
    Interest Expense, Related
      Party                       (707)            -        (942)     (1,649)
                              --------      --------    --------    --------

    Income (Loss) Before
      Provision for Income
      Taxes                      7,906        (1,366)     (1,929)      4,611
    Provision (Benefit) for
      Income Taxes               3,312             -      (1,252)      2,060
                              --------      --------    --------    --------

    Net Income (Loss)         $  4,594      $ (1,366)   $   (677)   $  2,551
                              ========      ========    ========    ========

    Earnings per Share        $    .41                              $    .23
                              ========                              ========

    Weighted Average Shares     11,250                                11,250
                              ========                              ========


    See notes to pro forma combined condensed financial statements.



                                        5PAGE

                                                                   FORM 8-K/A
                            THERMOSPECTRA CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         Six Months Ended June 29, 1996
                                   (Unaudited)


                                  Historical                Pro Forma
                            ------------------------  ----------------------
                            ThermoSpectra    Kevex    Adjustments   Combined
                            -------------   --------  -----------   --------
                                (In thousands except per share amounts)

    Revenues                   $ 58,208     $  6,219    $   (228)   $ 64,199
                               --------     --------    --------    --------

    Costs and Expenses:
      Cost of revenues           30,340        5,200        (288)     35,252
      Selling, general and
        administrative expenses  17,076        2,854         105      20,035
      Research and development
        expenses                  6,075          838           -       6,913
                               --------     --------    --------    --------

                                 53,491        8,892        (183)     62,200
                               --------     --------    --------    --------

    Operating Income (Loss)       4,717       (2,673)        (45)      1,999

    Interest Income                 512            -        (187)        325
    Interest Expense, Related
      Party                        (209)           -        (430)       (639)
                               --------     --------    --------    --------

    Income (Loss) Before
      Provision for Income
      Taxes                       5,020       (2,673)       (662)      1,685
    Provision for Income Taxes    2,022            -      (1,267)        755
                               --------     --------    --------    --------

    Net Income (Loss)          $  2,998     $ (2,673)   $    605    $    930
                               ========     ========    ========    ========

    Earnings per Share         $    .24                             $    .07
                               ========                             ========

    Weighted Average Shares      12,435                               12,435
                               ========                             ========


    See notes to pro forma combined condensed financial statements.



                                        6PAGE

                                                                   FORM 8-K/A
                            THERMOSPECTRA CORPORATION

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

    Note 1 - Basis of Presentation

         The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.


    Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed Statement of Operations (In thousands, except in text)

                                                                 Six Months
                                                  Year Ended       Ended
                                                 December 30,     June 29,
                                                     1995           1996
                                                 ------------    ----------
                                                        Debit (Credit)
    Revenues
    Sales elimination for sales between
      ThermoSpectra and the Kevex Businesses       $ 1,275         $   228
                                                   -------         -------


    Cost of Revenues
    Cost of sales elimination for sales
      between ThermoSpectra and the Kevex
      Businesses                                    (1,275)           (228)

    Increase in the work-in-process
      inventory of the Kevex Businesses to
      the estimated selling price, less
      the sum of the costs of disposal
      and a reasonable profit allowance
      for the Company's manufacturing and
      selling efforts                                   60               -

    Reversal of work-in-process inventory
      writeup recorded in ThermoSpectra's
      historical Statement of Operations for
      the three months ended June 29, 1996               -             (60)
                                                   -------         -------

                                                    (1,215)           (288)
                                                   -------         -------


                                        7PAGE

                                                                   FORM 8-K/A
                            THERMOSPECTRA CORPORATION

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

    Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed Statement of Operations (In thousands, except in text) (continued)

                                                                 Six Months
                                                  Year Ended       Ended
                                                 December 30,     June 29,
                                                     1995           1996
                                                 ------------    ----------
                                                        Debit (Credit)

    Selling, General and
      Administrative Expenses
    Service fee of 1.20% and 1.0% calculated
      on the incremental revenues of the
      Kevex Businesses for the year ended
      December 30, 1995 and for the three
      months ended March 30, 1996, respectively,
      for services provided under a services
      agreement between the Company and
      Thermo Electron Corporation                  $  333          $    60

    Elimination of amortization of cost in
      excess of net assets of acquired company
      recorded in the historical financial
      statements of the Kevex Businesses             (70)              (18)

    Amortization over 40 years of cost in
      excess of net assets of acquired
      companies created by the acquisition
      of the Kevex Businesses                         254               63
                                                   ------          -------
                                                      517              105
                                                   ------          -------

    Interest Income
    Decrease in interest income earned
      attributable to the lower cash
      position as a result of a net
      cash payment of $6,527,000 to
      acquire the Kevex Businesses,
      calculated using the 90-day
      Commercial Paper Composite
      Rate plus 25 basis points, or
      6.28% for the year ended
      December 30, 1995, and 5.73%
      for the six months ended
      June 29, 1996                                    410             187
                                                   -------         -------


                                        8PAGE

                                                                   FORM 8-K/A
                            THERMOSPECTRA CORPORATION

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

    Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed Statement of Operations (In thousands, except in text) (continued)

                                                                 Six Months
                                                  Year Ended       Ended
                                                 December 30,     June 29,
                                                     1995           1996
                                                 ------------    ----------
                                                        Debit (Credit)

    Interest Expense
    Increase in interest expense as a
      result of the issuance of a
      $15,000,000 promissory note to
      Thermo Electron to partially
      finance the acquisition of the Kevex
      Businesses, calculated using the
      90-day Commercial Paper Composite
      Rate plus 25 basis points, or 6.28%
      for the year ended December 30,
      1995, and 5.73% for the six
      months ended June 29, 1996                   $   942         $   430
                                                   -------         -------

    Provision for Income Taxes
    Income tax benefit associated with
      the adjustments above, in addition
      to the tax impact of losses at
      the Kevex Businesses, calculated at
      an income tax rate of 38%                     (1,252)         (1,267)
                                                   -------         -------







                                        9PAGE

                                                                   FORM 8-K/A
                            THERMOSPECTRA CORPORATION

    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

            (c) Exhibits

                23  Consent of Arthur Andersen LLP





































                                       10PAGE

                                                                   FORM 8-K/A


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 1st day of October 1996.

                                            THERMOSPECTRA CORPORATION



                                            Paul F. Kelleher
                                            ------------------------------
                                            Paul F. Kelleher
                                            Chief Accounting Officer



























